UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 26, 2008

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2008 (the “Closing Date”), Nexxus Lighting, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”), with a limited number of accredited investors as set forth on Schedule I thereto (the “Purchasers”), containing customary representations, warranties and covenants. Pursuant to the Purchase Agreement, the Company issued and sold to the Purchasers an aggregate of $3,500,000 in principal amount of secured promissory notes (the “Notes”) and warrants (the “Warrants”) to purchase 218,750 shares of the Company’s common stock at an exercise price of $7.33 per share, expiring three years from the date of issuance (the “Private Placement”). The Private Placement resulted in gross proceeds to the Company of approximately $3,500,000. Each Purchaser received Warrants equal to .0625 shares for each $1.00 in principal amount of the Notes payable to the Purchaser.

The Notes mature on December 26, 2009, or earlier upon consummation of a Qualified Offering (as defined in the Notes), and bear interest at the rate of 7% per annum payable 180 days after the Closing Date and every 180 days thereafter until the Notes are paid in full. The Notes contain certain financial covenants of the Company.

The exercise price of the Warrants is subject to adjustment in the event that prior to June 26, 2009, the Company issues Additional Stock (as defined in the Warrants) for a consideration per share less than the exercise price of the Warrants in effect immediately prior to such issuance, and the Warrants are subject to adjustment in the event of stock splits, stock dividends, and similar transactions. The Warrants contain certain cash-less exercise provisions.

Also, if the Notes are not paid in full on or before six months after the issuance of the Notes, the Company will issue to the holders of the Notes, on a pro rata basis, based on the original principal amount of the Notes issued to such holder or such holder’s transferor, additional warrants to purchase an aggregate of up to 218,750 shares of the Company’s common stock (the “First Additional Warrants”). However, if the Notes are paid in full after the six month anniversary of the issuance of the Notes, but on or prior to the twelve month anniversary of such issuance, the Company will issue such holders a percentage of the First Additional Warrants, based on the number of days elapsed before the Notes are paid in full. In addition, if the Notes are not paid in full on or before the twelve month anniversary of the issuance of the Notes, then in addition to the First Additional Warrants, the Company shall issue to the holders of the Notes, on a pro rata basis, based on the original principal amount of the Notes issued to such holder or such holder’s transferor, warrants to purchase an aggregate of up to 218,750 shares of the Company’s common stock (the “Second Additional Warrants,” and together with the First Additional Warrants, the “Additional Warrants”). However, if the Notes are paid in full after the twelve month anniversary of the issuance of the Notes, but on or prior to the eighteen month anniversary of such issuance, the Company will issue such holders a percentage of the 218,750 Second Additional Warrants, based on the number of days elapsed before the Notes are paid in full. The Additional Warrants shall be in the same form as the Warrants, except that (i) the exercise period shall be for three years commencing on the date of issuance thereof and (ii) the exercise price shall be the lower of (a) the exercise price of the Warrants or (b) the lowest consideration per share at which the Company issues Additional Stock (as defined in the Warrants) between the Closing Date and the date of issuance of the Additional Warrants.

J. Shawn Chalmers is the natural person with voting and investment power over the Notes and Warrants issued to the J. Shawn Chalmers Trust, J. Shawn Chalmers Trustee and Orion Investment Partners I, LLC. As of June 26, 2008, Mr. Chalmers beneficially owned 9.01% of our common stock without giving effect to certain limit on exercise provisions contained in warrants.

Todd A. Tumbleson is the natural person with voting and investment power over the Notes and Warrants issued to Harrington Wealth Management FBO Todd A. Tumbleson IRA, Tebo Capital, LLC, Harrington Wealth Management FBO Tebo Capital, LLC SEP IRA. As of June 26, 2008, Mr. Tumbleson beneficially owned 9.19% of our common stock without giving effect to certain limit on exercise provisions contained in warrants.

Pursuant to a security agreement, a stock pledge and security agreement and a limited liability company equity interest pledge and security agreement (collectively, the “Security Agreements”) entered into in connection with the Purchase Agreement, the Notes are secured by a security interest in substantially all of the Company’s assets.

The Company paid the placement agent for the private placement a fee equal to 3% of the gross proceeds received by the Company from the sale of the Notes.

Neither the Notes, the Warrants, the Additional Warrants, if any, nor the shares of common stock underlying the Warrants, or the Additional Warrants, if any, have been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements. The issuance and sale of the Notes and Warrants was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with the issuance. Each of the Notes and Warrants contain restrictive legends preventing the sale, transfer or other disposition of such Notes and Warrants, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure about the Private Placement contained in this current report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Securities and Exchange Commission (the “SEC”), and as permitted under Rule 135c under the Securities Act.

Copies of the Purchase Agreement, Security Agreements and the forms of Note and Warrant relating to the Private Placement are attached hereto, and are incorporated herein by reference. The summary contained in this current report is qualified in its entirety by reference to the more detailed terms of such agreements filed herewith as exhibits, and investors are encouraged to review the full text of such agreements.

The net proceeds of the Private Placement will be used by the Company for working capital and other general corporate purposes and for repayment by the Company of all of its obligations to RBC Bank (USA) under the Company’s line of credit. On June 27, 2008, the Company paid RBC Bank (USA) approximately $1,498,000, in satisfaction of all of its obligations to RBC Bank (USA) under its line of credit and the related agreement was terminated.

No representation, warranty, covenant, or agreement contained in the Purchase Agreement or the other Transaction Documents (as defined in the Purchase Agreement) is, or should be construed as, a representation or warranty by the Company to any person other than the accredited investors who are Purchasers in the Private Placement, or a covenant or agreement of the Company or such accredited investors with any other person. Investors are cautioned about relying on representations, warranties, covenants, and agreements contained in the Purchase Agreement and/or the Transaction Documents. The representations and warranties in the Purchase Agreement and/or the Transaction Documents may be qualified by information that has not been filed with the SEC, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes, and represent an allocation of risk as between the parties as part of the transaction reflected in the Purchase Agreement and/or the Transaction Documents. Moreover, the representations and warranties may become incorrect after the date of the Purchase Agreement and/or the Transaction Documents, and changes, if any, may not be reflected in the Company’s public disclosures. The covenants and agreements contained in the Purchase Agreement and/or the Transaction Documents are solely for the benefit of the Company and the

Purchasers, and compliance with each covenant and agreement may be waived, and the time for performance under each covenant and agreement may be extended, by the party entitled to the benefit of the covenant or agreement.

Also, on June 26, 2008, the Company entered into a letter agreement amending the stock purchase agreement, dated April 30, 2008 (the “Closing”), among the Company, Lumificient Corporation, a Minnesota corporation (“Lumificient”) and the shareholders (the “Shareholders”) of Lumificient listed on Schedule I thereto (the “Stock Purchase Agreement”).

The Stock Purchase Agreement has been amended to provide that the Company’s common stock issued to the Shareholders pursuant to the Stock Purchase Agreement will not result in such shareholders acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of common stock or voting power of the Company outstanding before the Closing. The Company will not issue common stock to the Shareholders in excess of 19.999% of the outstanding shares of common stock or voting power of the Company outstanding before the Closing without first obtaining stockholder approval for the issuance. If on any Payment Date (as defined in the Stock Purchase Agreement), the issuance of such shares by the Company to the Shareholders would result in the Shareholders acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of common stock or voting power of the Company outstanding before the Closing, in lieu of issuing such shares, the Company may pay the Shareholders an amount equal to the value of such shares on the Payment Date.

A copy of the letter agreement is attached hereto, and is incorporated herein by reference. The summary contained in this current report is qualified in its entirety by reference to the more detailed terms of such agreement filed herewith as an exhibit, and investors are encouraged to review the full text of such agreement.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure under Item 1.01 is incorporated by reference in this Item 3.02. On June 27, 2008, the Company paid RBC Bank (USA) approximately $1,498,000, in satisfaction of all of its obligations to RBC Bank (USA) under its line of credit and the related agreement was terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference in this Item 3.02

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated by reference in this Item 3.02. The Company issued and sold its securities in the Private Placement pursuant to an exemption from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. Each of the Purchasers has represented to the Company that such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Note and Warrant Purchase Agreement by and between the Company and each Purchaser set forth on Schedule I thereto, dated as of June 26, 2008.

10.2	Form of Secured Promissory Note.

10.3	Form of Common Stock Purchase Warrant.

10.4	Security Agreement between the Company and Jay Weil, as collateral agent for the Purchasers, dated as of June 26, 2008.

10.5	Stock Pledge and Security Agreement between the Company and Jay Weil, as collateral agent for the Purchasers, dated as of June 26, 2008.

10.6	Limited Liability Company Equity Interest Pledge and Security Agreement between the Company and Jay Weil, as collateral agent for the Purchasers, dated as of June 26, 2008.

10.7	Collateral Agent Agreement between the Company, Jay Weil, as collateral agent for the Purchasers, and the Purchasers, dated as of June 26, 2008.

10.8	Form of Lock-Up Agreement.

10.9	Letter Agreement dated June 26, 2008, amending the Stock Purchase Agreement dated April 30, 2008 by and among Lumificient Corporation, the shareholders of Lumificient Corporation listed on Schedule I thereto and Nexxus Lighting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 2, 2008	NEXXUS LIGHTING, INC.

/s/ John C. Oakley
	Name:	John C. Oakley
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Note and Warrant Purchase Agreement by and between the Company and each Purchaser set forth on Schedule I thereto, dated as of June 26, 2008.

10.2	Form of Secured Promissory Note.

10.3	Form of Common Stock Purchase Warrant.

10.4	Security Agreement between the Company and Jay Weil, as collateral agent for the Purchasers, dated as of June 26, 2008.

10.5	Stock Pledge and Security Agreement between the Company and Jay Weil, as collateral agent for the Purchasers, dated as of June 26, 2008.

10.6	Limited Liability Company Equity Interest Pledge and Security Agreement between the Company and Jay Weil, as collateral agent for the Purchasers, dated as of June 26, 2008.

10.7	Collateral Agent Agreement between the Company, Jay Weil, as collateral agent for the Purchasers, and the Purchasers, dated as of June 26, 2008.

10.8	Form of Lock-Up Agreement.

10.9	Letter Agreement dated June 26, 2008, amending the Stock Purchase Agreement dated April 30, 2008 by and among Lumificient Corporation, the shareholders of Lumificient Corporation listed on Schedule I thereto and Nexxus Lighting, Inc.